Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)
I, Thomas F. August, President and Chief Executive Officer, of Prentiss Properties Trust (the “Registrant”), do hereby certify, pursuant to 18 U.S. C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2005 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the “Report”):
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. Section 78m(a) or Section78o(d)); and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Thomas F. August

Thomas F. August
President & Chief Executive Officer
August 5, 2005
STATE OF TEXAS§
COUNTY OF DALLAS§
Subscribed and sworn to before me this 5th day of August, 2005.

/s/ Lana Mann
Lana Mann
August 5, 2005

Notary Public My Commission Expires: 5/26/2009 Official Seal

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.